As Filed with the Securities and
                       Exchange Commission on July 9, 1997
                               No. 33-____________

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933


                              MEGALITH CORPORATION


             (Exact Name of Registrant as Specified in its Charter)


         COLORADO                                         22-2701047
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                                 4720 Esco Drive
                             Fort Worth, Texas 76140
                    (Address of Principal Executive Offices)

                        Two (2) Agreements for services
                              provided during 1997.
                            (Full Title of the Plans)

                                                  Copy to:
Syed Zaidi                                        Gary L. Blum, Esq.
4720 Esco Drive                                   3278 Wilshire Blvd., Suite 603
Fort Worth, Texas 76140                           Los Angeles, CA 90010
Telephone (817) 478-4299                          Telephone (213) 381-7450
(Name, Address and Telephone                      Facsimile (213) 384-1035
(Number of Agent for Service)







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


                         CALCULATION OF REGISTRATION FEE


                                   Proposed         Proposed
Title of                           Maximum          Maximum         Amount of
Securities To      Amount to be    Offering Price   Aggregate       Registration
Be Registered      Registered      Per Share        Offering        Fee
--------------------------------------------------------------------------------

Common shares      (1)  11,888     (2) $1.50       $ 17,832        (3) $ 6.15
($.005 par value)
Common shares      (1) 197,760     (4) $0.50       $ 98,880        (3) $34.10
($.005 par value)
Total                  209,648                     $116,712          $  40.25



This Registration Statement, including exhibits, consists of 13 sequentially numbered pages. The index to Exhibits appears on sequentially numbered page 7.



________________
(Footnotes)

(1) Shares registered pursuant to this Registration Statement available for issuance pursuant to those two (2) Agreements for services provided in 1997.

(2) Estimated as of June 18, 1997 pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee.

(3) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this Registration Statement are proposed to be offered.

(4)       Shares subject to option granted pursuant to an Agreement.

                                     PART I

             INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS
             -----------------------------------------------------

Item 1.  Plan Information

Item 2.  Registrant Information

         The information required by Items 1 and 2 of Part I is included in documents sent or given to the participants.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Certain Documents by Reference

         The following documents of Megalith Corporation (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996;

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual report on Form 10-KSB.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


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


Item 6.  Indemnification of Directors and Officers

         The Bylaws give the Company the power, to the maximum extent permitted by the, Corporations Code of Colorado, to indemnify each of its officers, directors, employees and agents, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. Such indemnity extends to any person who is or was a director, officer, employee, or other agent of the corporation; who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation that was a predecessor or other enterprise; or who was a director, officer, employee, or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Item 7.  Exemption from Registration Claimed

Item 8.  Exhibits

         See the Index to Exhibits at Page 7 of this Registration Statement.

Item 9.  Undertakings

         A.  The undersigned registrant hereby undertakes:

             (1)   To file, during any period in which offers or sales are being
                   made,  a  post-effective   amendment  to  this   Registration
                   Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a)
                          (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time and shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on the 20th day of June, 1997. Megalith Corporation

                                        By:/s/ Syed Zaidi
                                        -----------------------
                                        Syed Zaidi
                                        Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated and on the 20th day of June, 1997.

SIGNATURE                                TITLE
---------                                -----

/s/ Syed Zaidi                 Chairman of the Board, Chief
--------------------           Executive Officer
    Syed Zaidi


/s/ Bashir G. Ahmed                     Director
--------------------
    Bashir G. Ahmed

/s/ James W. Landrum                    Director
--------------------
    James W. Landrum

                                        Director
----------------------
    Mohammed Sharabash


/s/ Arthur Steber                       Director
----------------------
    Arthur Steber








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


                                INDEX TO EXHIBITS


     Exhibit                                                    Sequentially
     Number          Description                               Numbered Page
     ------          ------------                              -------------

     10.1            Professional Services Agreement                 8
                     between Registrant and Gary Blum Esq.

     10.2            Professional Services Agreement
                     between Registrant and ACC Communications       9

     5.1             Opinion of Law Offices of
                     Gary L. Blum                                    10

     23.1            Consent of Law Offices of
                     Gary L. Blum (Included in Exhibit 5.1)          12

     23.2            Consent of Boamar Boachie, CPA                  13








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